UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2007, with effective counterpart signature on December 3, 2007, Atia Group (f/k/a Kidron Industrial Holdings, Ltd.) (“Atia Group”), of which Emvelco Corp. (the “Company”) is a principal shareholder, entered into a non-binding term sheet with Trafalgar Advisors through its international investment fund Trafalgar Capital Specialized Investment Fund - FIS (“Trafalgar”), pursuant to which Trafalgar will commit to invest in the capital of Atia Group up to U.S. $12,500,000 in consideration for the purchase in value of the shares of Atia Group subject to entering into final documentation and due diligence.

Trafalgar will commit to invest up to U.S. $12,500,000 in Atia Group’s capital, in installments through a Committed Equity Facility, at the discretion of the Atia Group over a term of thirty-six months. In return for each amount invested by Trafalgar, Atia Group will issue to Trafalgar ordinary shares of Atia Group at a price per share equal to ninety-four percent (94%) of the average price of the Atia Group’s shares as listed on the Tel Aviv Investment Market and existing dual listing at the London Stock Exchange (if not suspended), during the five days after Atia Group’s draw down demand for a loan advance.

Upon execution of a binding agreement, Trafalgar will grant Atia Group a loan in the amount of U.S. $500,000 against a pledge of shares by the controlling shareholders for the benefit of Trafalgar. The loan will bear interest at an annual rate of up to 10.5% and will be repayable within sixty weeks of its grant, either in cash or issuance of shares. If the repayment of the loan is in cash, it will bear a commission at a rate of 12.5% out of the loan. As an inducement for Trafalgar to invest in Atia Group, Trafalgar will be entitled to shares at a value of U.S. $1,500,000 which will be issued within four (4) months based on the market price of such shares.

The transaction is subject to Atia Group’s Board of Directors approval. The term sheet is non-binding and subject to due diligence by Trafalgar and the execution of binding investment and loan agreements and approvals under Israel Law, including approval of the issuance of shares to Trafalgar by the Tel Aviv Stock Exchange.

Item 10.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1	Non-Binding Term Sheet for Committed Equity Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	December 5, 2007
Beverly Hills, California